UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2021

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1200 Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FANG	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 17, 2021, Diamondback Energy, Inc. (“Diamondback”) completed its previously announced merger (the “Merger”) with QEP Resources, Inc., a Delaware corporation (“QEP”), pursuant to the Agreement and Plan of Merger, dated as of December 20, 2020 (the “Merger Agreement”), by and among Diamondback, Bohemia Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and QEP. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into QEP, with QEP continuing as the surviving corporation and as a wholly owned subsidiary of Diamondback.

At the Effective Time, each outstanding share of common stock, par value $0.01 per share, of QEP (“QEP Common Stock”) (other than any Excluded Shares (as defined in the Merger Agreement), any Converted Shares (as defined in the Merger Agreement) and certain restricted stock awards of QEP) was converted into the right to receive 0.050 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of Diamondback (“Diamondback Common Stock”).

At the Effective Time, (a) each outstanding and unvested award of restricted QEP Common Stock was converted into the right to receive a number of time-based restricted shares of Diamondback Common Stock, rounded to the nearest whole share, equal to the product of the number of shares of QEP Common Stock subject to such unvested award multiplied by the Exchange Ratio; (b) each outstanding and unvested award of performance share units was converted into the right to receive a time-based restricted stock unit of Diamondback covering a number of shares of Diamondback Common Stock, rounded to the nearest whole share, equal to the product of the number of shares of QEP Common Stock subject to such award, which shares would have been earned under the applicable terms of such award based upon the higher of (i) 100% of the target level of performance and (ii) actual performance, in each case, through the Closing Date (as defined in the Merger Agreement) multiplied by the Exchange Ratio; (c) each outstanding notional share of QEP Common Stock under any deferred compensation plan of QEP (other than “deferred shares” granted to QEP employees (“Employee Deferred Shares”)) became 100% vested and converted into a number of notional shares of Diamondback Common Stock equal to the product of the number of shares of QEP Common Stock subject to such award multiplied by the Exchange Ratio, and such deferred compensation was paid in cash promptly following the Closing (as defined in the Merger Agreement); (d) each outstanding Employee Deferred Share was converted into a number of time-based restricted shares of Diamondback Common Stock, rounded to the nearest whole share, equal to the product of the number of shares of QEP Common Stock subject to such award of Employee Deferred Shares immediately prior to the Effective Time multiplied by the Exchange Ratio; and (e) each outstanding option to purchase shares of QEP Common stock was automatically cancelled without payment or other consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to Diamondback’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2020 and is incorporated by reference herein.

The issuance of Diamondback Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Diamondback’s registration statement on Form S-4 (File No. 333-252338), as amended, declared effective by the SEC on February 10, 2021. The proxy statement/prospectus included in the registration statement contains additional information about the Merger.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

At the Effective Time, QEP (as a wholly owned subsidiary of Diamondback) remained the issuer of approximately $1,601.9 million in aggregate principal amount of notes (the “QEP Notes”) issued under QEP’s base indenture dated March 1, 2012 with Wells Fargo Bank, National Association, as Trustee and the applicable officer’s certificate establishing each series of such QEP Notes under the indenture (collectively, the “QEP Indenture”). At the Effective Time, the QEP Notes consisted of: (1) $465.1 million of 5.375% Senior Notes due 2022 (the “QEP 2022 Notes”), (2) $636.8 million of 5.250% Senior Notes due 2023 (the “QEP 2023 Notes”) and (3) $500.0 million of 5.625% Senior Notes due 2026 (the “QEP 2026 Notes”). The QEP 2022 Notes will mature on October 1, 2022, the QEP 2023 Notes will mature on May 1, 2023 and the QEP 2026 Notes will mature on March 1, 2026. The QEP Notes pay interest semi-annually on April 1 and October 1, in the case of the QEP 2022 Notes, May 1 and

November 1, in the case of the QEP 2023 Notes, and March 1 and September 1, in the case of the QEP 2026 Notes. The QEP Notes are the senior unsecured obligations of QEP, and post-Merger, QEP (as a wholly owned subsidiary of Diamondback) will continue to be the sole issuer and obligor under the QEP Notes. The QEP Notes will not be obligations of Diamondback or any of its other subsidiaries. The QEP Notes will rank equally in right of payment with all other senior unsecured indebtedness of QEP.

Diamondback may redeem the QEP Notes in whole or in part at any time prior to the date that is three months prior to the applicable maturity date of such QEP Notes (each such date, a “par call date”), in each case at a make-whole price calculated in the manner set forth in the QEP Indenture. If any of the QEP Notes are redeemed on or after their respective par call dates, in each case, they will be redeemed at a redemption price equal to par plus accrued interest thereon to but excluding the date of redemption.

The QEP Indenture contains customary terms and covenants, including limitations on QEP’s ability and the ability of its subsidiaries to incur liens and on QEP’s ability to merge or sell, lease, convey, transfer or otherwise dispose of its assets substantially as an entirety to any person. The QEP Indenture does not include a restriction on the payment of dividends.

As previously disclosed, among other events, in Diamondback’s Current Report on Form 8-K, on March 4, 2021 (the “Tender Offer 8-K”), Diamondback commenced a cash tender offer (the “QEP Tender Offers”) to purchase any and all of the outstanding QEP Notes at a price equal to $1,028.75 per $1,000 principal amount of the QEP 2022 Notes, $1,047.50 per $1,000 principal amount of the QEP 2023 Notes and $1,122.50 per $1,000 principal amount of the QEP 2026 Notes, in each case, plus accrued and unpaid interest, subject, in certain circumstances, to an early tender premium of $30 per $1,000 principal amount of QEP Notes for holders that validly tender and do not withdraw their notes on or prior to March 17, 2021. In connection with the QEP Tender Offers, Diamondback is also soliciting consents from holders of the QEP Notes, acting as one class, to effect certain amendments to eliminate substantially all of the restrictive covenants and related provisions and events of default contained in the QEP Indenture, including the limitations described above (the “Consent Solicitations”).

As previously disclosed in the Tender Offer 8-K, the QEP Tender Offers and the Consent Solicitations are subject to certain financing conditions, as well as other customary conditions specified in the related offers to purchase. In addition, the QEP Tender Offers are also subject to the condition that Diamondback receives consents to the proposed amendments to the QEP Indenture from at least a majority in aggregate principal amount of the QEP Notes, acting as one class, excluding any QEP Notes owned by QEP or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with QEP.

Item 8.01.	Other Events.

On March 17, 2021, Diamondback issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited consolidated 2020 financial statements of QEP, comprised of the consolidated balance sheet as of December 31, 2020, the related consolidated statements of operations, comprehensive income (loss), equity and cash flows for the year then ended, and the related notes to the consolidated financial statements were previously filed in Item 8 of QEP’s Annual Report on Form 10-K filed with the SEC on February 24, 2021 and are incorporated by reference into this Item 9.01(a).

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information, comprised of the pro forma condensed combined balance sheet as of December 31, 2020, the related pro forma condensed combined statement of operations for the year ended December 31, 2020, and the related notes to the unaudited pro forma condensed combined financial information have been filed as Exhibit 99.2 hereto and are incorporated by reference into this Item 9.01(b).

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of March 1, 2012, between QEP and Wells Fargo Bank, National Association as trustee (incorporated by reference to Exhibit 4.1 to QEP’s Current Report on Form 8-K, filed with the SEC on March 1, 2012).

4.2	Officer’s Certificate, dated as of March 1, 2012 (including the form of the 5.375% Notes due 2022) (incorporated by reference to Exhibit 4.2 to QEP’s Current Report on Form 8-K, filed with the SEC on March 1, 2012).

4.3	Officer’s Certificate, dated as of September 12, 2012 (incorporated by reference to Exhibit 4.1 to QEP’s Current Report on Form 8-K, filed with the SEC on September 14, 2012).

4.4	Officer’s Certificate, dated as of November 21, 2017 (including the form of the 5.625% Senior Notes due 2026) (incorporated by reference to Exhibit 4.2 to QEP’s Current Report on Form 8-K, filed with the SEC on November 21, 2017).

23.1*	Consent of Independent Registered Public Accounting Firm (with respect to QEP financial statements) – Deloitte & Touche LLP.

23.2*	Consent of Independent Petroleum Engineers and Geologists (with respect to QEP reserve report) – Ryder Scott Company, L.P.

99.1*	Press Release, dated March 17, 2021, entitled “Diamondback Energy, Inc. Completes Acquisition of QEP Resources.”

99.2*	Unaudited pro forma condensed combined financial information.

99.3	Report of Independent Petroleum Engineers and Geologists (with respect to QEP reserves information) – Ryder Scott Company, L.P. (incorporated by reference to Exhibit 99.1 to QEP’s Form 10-K filed with the SEC on February 24, 2021).

104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.
Date:March 17, 2021
	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary